Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Five Below, Inc.:

We consent to the use of our report dated April 17, 2012, except as to note 10, which is as of May 23, 2012, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania

May 23, 2012